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                                                                    EXHIBIT 4(e)

                              NINETEENTH AMENDMENT
                                     TO THE
                              MANDALAY RESORT GROUP
                  EMPLOYEES' PROFIT SHARING AND INVESTMENT PLAN

     This Nineteenth Amendment to the Mandalay Resort Group Employees' Profit Sharing and Investment Plan is made and entered into this 17th day of December, 2003, but is effective as of the dates provided herein, by Mandalay Resort Group (referred to hereinafter as the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Company and the other Employers have previously adopted the Mandalay Resort Group Employees' Profit Sharing and Investment Plan, which has been amended from time to time (as amended, the "Plan"); and

     WHEREAS, pursuant to the terms of the Plan, the Company is authorized and empowered to further amend the Plan; and

     WHEREAS, the Company deems it advisable and in the best interests of the Participants to amend the Plan to further change the limits on Matching Contributions, to change the list of funds available for self-directed investments by Plan Participants, and to modify the effective date of the automatic 2% contribution election for any Employee who becomes entitled to immediate participation because he has been rehired or has ceased to be a member of an excluded employment category.

     NOW, THEREFORE, the Plan is hereby amended as follows:

                                       I.

     Effective as of November 17, 2003, paragraph (a)(1) of Article VI is amended to read as follows:

     (1)  Amount Contributed.

          (A) The Employer shall contribute to the Trust, on behalf of each Participant, a Savings Contribution as specified in a written salary reduction agreement (if any) between the Participant and such Employer; provided, however, that such contribution for a Participant shall not exceed the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under paragraph (m) of this Article VI and section 414(v) of the Code, if applicable; and provided, further, that the total of a Participant's Savings Contributions and "catch-up" contributions under paragraph (m) of this Article VI

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     for any Plan Year may not exceed 75% of the Participant's Compensation for such Plan Year.


          (B) A Savings Contribution hereunder may be expressed as a fixed dollar amount per payroll period, or as a fixed percentage of pay.

          (C)  Automatic Savings Contributions.
               -------------------------------

                    (i) Notwithstanding the foregoing provisions of this
               subparagraph (1), with respect to any Participant who does not enter into a salary reduction agreement as of the date of his entry into the Plan or elect not to have any Savings Contribution made on his behalf, his Employer shall contribute to the Trust on his behalf a Savings Contribution in the amount of 2% of such Participant's Compensation for each payroll period until such Participant shall either enter into a salary reduction agreement or elect to have no Savings Contribution made on his behalf. A Participant for whom a Savings Contribution is made pursuant to the prior sentence shall be deemed to have completed a salary reduction agreement to reduce the amount of Compensation otherwise payable to him for each payroll period by 2%, and all provisions of the Plan referencing a salary reduction agreement shall apply to such Savings Contributions, except as otherwise provided in this paragraph (a).

                    (ii) Notwithstanding the foregoing subsection (i), with
               respect to any Participant who immediately became eligible to participate in the Plan when he was rehired or ceased to be a member of an excluded category of employees, no such automatic 2% contribution shall be effective until a date that is determined by the Plan Administrator to be administratively practicable, not to exceed 60 days from the date of his rehire or change in category.

                                       II.

     Effective as of January 1, 2004, paragraph (b)(1) of Article VI of the Plan is amended to read as follows:

          (1) For each Plan Year, each Employer shall contribute to the Trust, on behalf of each Participant who is its Employee on the last day of the Plan Year and for whom a Savings Contribution is made during such Plan Year, a Matching Contribution equal to 25% of the amount of the Savings Contribution made to the Plan by the Participant for the Plan Year; provided, however, that the Matching Contribution for a Participant with respect to any Plan Year commencing after December 31, 2003 shall not exceed the amount determined for such Plan Year from the following table, on the basis of the Participant's Years of Credited Service:

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                      Years of                    Maximum Amount of
                  Credited Service              Matching Contributions
                  ----------------              ----------------------
                        1                             $ 62.50
                        2                               75.00
                        3                               87.50
                        4                              125.00
                        5                              175.00
                        6                              225.00
                        7                              275.00
                        8 or more                      350.00

     For Plan Years commencing prior to January 1, 2004, a Participant's matching contribution for a Plan Year shall not exceed the schedule set forth in the Plan provisions applicable to that Plan Year.

                                      III.

     Effective as of 1:00 p.m. Las Vegas, Nevada time on January 2, 2004, except as otherwise noted herein, paragraph (a)(1) of Article X of the Plan is amended to read as follows:

          (1) Subject to the limitations set forth in this paragraph (a), each Participant shall direct the portion of his Savings Contribution Account, Matching Contribution Account, Automatic Contribution Account, Discretionary Contribution Account, Rollover Contribution Account and 401(k) Employer Contribution Account to be invested in:

               (A) Fund A - an employer stock fund, which shall invest primarily
                   ------
          in Employer Securities; provided, however, that the Agreement of Trust that provides for custody of such Fund shall permit the Trustee thereof to invest such Fund or any part thereof in other investments; and provided, further, that no amount shall be invested in Employer Securities until all securities registration requirements applicable to either the Employer Securities or the Plan have been complied with;

               (B) Fund B - a fixed income fund, which shall invest in a variety
                   ------
          of investment contracts and instruments issued by selected high-quality insurance companies and financial institutions, including but not limited to guaranteed investment contracts, bank investment contracts, and security backed contracts;

               (C) Fund C - an S&P 500 index fund, which shall invest 95% of the
                   ------
          Fund's assets in substantially the same stocks, and in substantially the same percentages as the stocks that make up the Standard & Poor's 500 Index, and invest the remaining 5% of the Fund's assets in cash reserves; provided, however, that not more than 5% of such Fund shall be invested in Employer Securities;

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               (D) Fund D - a Government securities fund, which shall invest at
                   ------
          least 80% of the Fund's assets in U.S. Government debt securities, including U.S. Treasury securities and other securities issued or guaranteed by the U.S. government and its agencies or instrumentalities;

               (E) Fund E - a growth balanced fund, which shall invest in
                   ------
          fixed-income and equity master portfolios in varying proportions, with an emphasis on equity portfolios; provided, however, that not more than 5% of such Fund shall be invested in Employer Securities;

               (F) Fund F - a small capitalization growth fund, which shall
                   ------
          normally invest at least 80% of its total assets in equity securities of U.S. issuers included in the Russell 2000 Index, but may also invest in equity securities of issuers that have larger capitalizations than the Russell 2000 Index and in foreign securities; provided, however, that not more than 5% of such Fund shall be invested in Employer Securities;

               (G) Fund G - an international growth fund, which shall invest
                   ------
          primarily in common stocks of non-U.S. companies; provided, however, that not more than 5% of such Fund shall be invested in Employer Securities;

               (H) Fund H - a balanced fund, which shall invest in a broad list
                   ------
          of fixed income and equity securities; provided, however, that not more than 5% of such Fund shall be invested in Employer Securities; or

               (I) Fund I - an intermediate-term bond fund, which shall normally
                   ------
          invest at least 65% of its assets in a diversified portfolio of fixed income instruments of varying maturities of normally between three and six years, consisting primarily in investment grade debt securities.

Effective as of 1:00 p.m. Las Vegas, Nevada time on January 6, 2004, Participants' Accounts that are invested in Fund D, as described in this subparagraph (1) in the Eighteenth Amendment and Restatement of the Plan (hereinafter referred to as "prior Fund D"), shall be reinvested in Fund D, as described above in this subparagraph (1) ("new Fund D"). Effective as of 1:00 p.m. Las Vegas, Nevada time on January 2, 2004, new Fund D shall become available for directed investments by Participants, and prior Fund D shall cease to be available for directed investments by Participants.

Effective as of 1:00 p.m. Las Vegas, Nevada time on January 6, 2004, Participants' Accounts that are invested in Fund G, as described in this subparagraph (1) in the Eighteenth Amendment and Restatement of the Plan (hereinafter referred to as "prior Fund G"), shall be reinvested in Fund G, as described above in this subparagraph (1) ("new Fund G"). Effective as of 1:00 p.m. Las Vegas, Nevada time on January 2, 2004, new Fund G shall become available for directed investments by Participants, and prior Fund G shall cease to be available for directed investments by Participants.

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         IN WITNESS WHEREOF, this Nineteenth Amendment has been executed as of the date first written above.

ATTEST:                                 MANDALAY RESORT GROUP

     (CORPORATE SEAL)

 /s/ Yvette E. Landau                   By: /s/ Mike Ensign
-------------------------------------      -------------------------------------
Secretary

                                                        "COMPANY"